UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 20, 2007

TARGET CREDIT CARD MASTER TRUST

(Issuing Entity for the Certificates)

TARGET CREDIT CARD OWNER TRUST 2005-1

(Issuing Entity for the Notes)

TARGET RECEIVABLES CORPORATION

(Depositor into the Issuing Entity for the Certificates)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation

1000 Nicollet Mall

31st Floor, Suite 3136

Minneapolis, Minnesota 55403

(612) 696-3102

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

The Monthly Servicer’s Certificate for the Monthly Period ended September 1, 2007, the Monthly Collateral Certificateholders’ Statement for the Monthly Period ended September 1, 2007 and the Monthly Administrator’s Statement for the Monthly Period ended September 1, 2007, with respect to the Floating Rate Class A Asset Backed Notes, Series 2005-1, and the Subordinated Interests, Series 2005-1, issued by the Target Credit Card Owner Trust (the “Trust”), were delivered to the Trustee on September 20, 2007.

The above described Monthly Servicer’s Certificate is filed as Exhibit 20.1 to this Report. The above described Monthly Collateral Certificateholders’ Statement is filed as Exhibit 20.2 to this Report. The above described Monthly Administrator’s Statement is filed as Exhibit 20.3 to this Report.

The information on Net Charge-Offs found in Section VIII(a) of the Monthly Collateral Certificateholders’ Statement for the Series 2005-1 reflects the inclusion of proceeds from the sale of certain previously charged-off accounts receivable, which occurred during the Monthly Period ended September 1, 2007. Without the inclusion of such proceeds, Net Charge-Offs for this monthly period would have been 6.14%.

Item 9.01:  Financial Statements and Exhibits

(c)                                  Exhibits

20.1	Series 2005-1 Monthly Servicer’s Certificate for the Monthly Period ended September 1, 2007.

20.2	Series 2005-1 Monthly Collateral Certificateholders’ Statement for the Monthly Period ended September 1, 2007.

20.3	Series 2005-1 Monthly Administrator’s Statement for the Monthly Period ended September 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2007

TARGET RECEIVABLES CORPORATION

By:	/s/ Terrence J. Scully

Name:	Terrence J. Scully
Title:	Vice President

EXHIBIT INDEX

Exhibit
Description
Method of Filing

20.1	Series 2005-1 Monthly Servicer’s Certificate for the Monthly Period ended September 1, 2007.	Filed
Electronically

20.2	Series 2005-1 Monthly Collateral Certificateholders’ Statement for the Monthly Period ended	Filed
	September 1, 2007.	Electronically

20.3	Series 2005-1 Monthly Administrator’s Statement for the Monthly Period ended September 1,	Filed
	2007.	Electronically